Exhibit 99.1

GCT Semiconductor Holding, Inc. Provides Business Update and Reports Fourth Quarter and Full Year 2024 Financial Results

GCT launches “2025GCT” program to commence “Year of 5G” and celebrate upcoming 5G chipset shipments

SAN JOSE, CA – March 25, 2025 – GCT Semiconductor Holding, Inc. (“GCT” or the “Company”) (NYSE: GCTS), a leading designer and supplier of advanced 5G and 4G semiconductor solutions, today provided an update on business developments and reported financial results for the fourth quarter and full year ended December 31, 2024.

GCT Launches “2025GCT” Program to Commence “Year of 5G”

•	5G chipset availability commencing in the first half of 2025, as previously guided
•	Taking action to accelerate ongoing announced programs with world-renowned partners focused on development and mass production of 5G chipsets:
o	Recently announced partnership with Globalstar aimed at seamless connectivity across cellular, private and satellite networks worldwide
o	FWA Collaboration with European Tier One Telecommunications Supplier
o	Development of Aramco Digital’s Ecosystem in Saudi Arabia
o	Collaboration with Samsung Electronics Co., Ltd on 5G chipsets and modules, as well as drive the adoption by device makers
o	FWA Collaboration with Kyocera, using Kyocera’s 5G mmWave antenna module
•	Further aligning the Company’s balance sheet with the expected upcoming ramp in sales

“We welcome 2025 with excitement for what is ahead of us this year with the launch of our 2025GCT program,” said John Schlaefer, Chief Executive Officer of GCT. “When we brought GCTS to the public markets almost exactly a year ago, we were aware that the industry’s transition from 4G to 5G would be a tremendous catalyst for us. We are now doubling down on our efforts in 2025, as we are finally in the position to benefit from the ever-growing demand for high speed, ubiquitous wireless data communications with the upcoming release and shipments of our 5G chipsets to customers. ”

Schlaefer added, “Despite reviewing 2024 financials today, we are mostly focused on what will impact our financials going forward and would encourage investors to do so as well. While our 2024 financials were shaped by transitional 4G sales and 5G service revenue, which we expect to remain as revenue sources, we expect the second half of 2025 and onwards to be strongly shaped by 5G chipset sales. With 5G use cases and overall market volume now significantly higher than that of 4G and chipset prices at several times that of 4G, we believe that the launch of our 5G chipset will be a transformative event for the Company.”

“The Company has been managing its capital allocation and cash flow tightly with priorities given to funding the development of the 5G chipset and further strengthening our balance sheet. We managed to reduce our debt by nearly 50% during 2024, which positions us better for future growth and profitability,” said Edmond Cheng, Chief

Financial Officer of GCT. “We also remain in advanced discussions with potential investors to fill some of our near-term capital funding needs aiming at supporting us to bridge to the second half of the year.”

Fourth Quarter 2024 Financial Results

Results compare the 2024 fiscal fourth quarter ended December 31, 2024 to the 2023 fiscal fourth quarter ended December 31, 2023.

•	Net revenues were $1.8 million, a 57.4% decrease from $4.2 million.
•	Gross margin was 32.3%, a 12.0% point decrease from 44.3%.
•	Total operating expenses were $7.9 million, a 28.9% increase from $6.2 million.
•	Net loss was $5.0 million, a 51.1% decrease from $10.2 million.

Full Year 2024 Financial Results

Results compare the 2024 fiscal full year ended December 31, 2024 to the 2023 fiscal full year ended December 31, 2023.

•	Net revenues were $9.1 million, a 43.0% decrease from $16.0 million.
•	Gross margin was 55.6%, a 13.6% point increase from 42.0%.
•	Total operating expenses were $18.2 million, a 14.5% decrease from $21.3 million.
•	Net loss was $12.4 million, a 44.9% decrease from $22.5 million.

Liquiity

The Company’s existing sources of liquidity as of December 31, 2024, include cash and cash equivalents of $1.4 million, net accounts receivable of $5.7 million, and inventory of $3.0 million.

5G Outlook

The Company remains confident based on the progress of its 5G chipset development and reiterates the expectation to commence shipments of 5G chipsets in the first half of 2025.

Conference Call

The Company will hold a conference call and live webcast at 4:30 p.m. ET or 1:30 p.m. PST, which will be open to the public. During the conference call, the Company will discuss business updates and review the financial results, followed by a Q&A period.

Date: Tuesday, March 25, 2025
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Dial-in information: Please register in advance of the call here.
Webcast (listen-only): To listen to the webcast use the following LINK.

A replay of the webcast will be available via the Investors section of the GCT website at investors.gctsemi.com.

About GCT Semiconductor Holding, Inc.

GCT is a leading fabless designer and supplier of advanced 5G and 4G LTE semiconductor solutions. GCT’s market-proven solutions have enabled fast and reliable 4G LTE connectivity to numerous commercial devices such as CPEs, mobile hotspots, routers, M2M applications, smartphones, etc., for the world’s top wireless carriers. GCT’s system-on-chip solutions integrate radio frequency, baseband modem and digital signal processing functions, therefore offering complete 4G and 5G platform solutions with small form factors, low power consumption, high performance, high reliability, and cost-effectiveness. For more information, visit www.gctsemi.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1955. These forward-looking statements include, without limitation, the Company’s expectations with respect to its business operations; the expected timeline to commence shipment of 5G chipsets; the anticipated growth of 5G markets and opportunities; the benefits of development agreements with partners; the ability for the Company to improve financial performance; the ability of the Company to raise sufficient capital to fund its operations; the ability of the Company’s technology and products to address new markets and meet customer demands; the execution of go-to-market strategies; and the anticipated size of addressable markets by the Company’s products. Words such as “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause actual future events to differ materially from the expected results, include, but are not limited to: the ability of the Company to develop its 5G products and generate revenue; the ability to enter into and meet the obligations under partnership and collaboration agreements; the ability of the Company to grow and manage growth profitability and retain its key employees; the Company's financial and business performance, including the Company's financial projections and business metrics; changes in the Company's strategy, future operations, financial position, estimated revenues and losses, forecasts, projected costs, prospects and plans; the Company's inability to anticipate the future market demands and future needs of its customers; the impact of component shortages, suppliers' lack of production capacity, natural disasters or pandemics on the Company's sourcing operations and supply chain; the Company's future capital requirements and sources and uses of cash; the ability to implement business plans, forecasts, and other expectations, including the growth of the 5G market; the risk that the Company may not be able to repay its debt; the risk of economic downturns that affects the Company's business operation and financial performance; the risk that the Company may not be able to develop and design its products acceptable to its customers; actual or potential conflicts of interest of the Company's management with its public stockholders; macroeconomic conditions, including market conditions, global and economic conditions, labor disputes, inflationary impacts, and disruptions to the global supply chain; the imposition of duties and tariffs and other trade barriers and retaliatory countermeasures implemented by the U.S. and other governments; and other risks and uncertainties indicated from time to time in Company’s filings with the SEC, including the annual report on Form 10-K, and quarterly reports on Form 10-Q, and those disclosures under the "Risk Factors" section therein. The foregoing list of factors is not exhaustive. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contacts:

•	Investor relations website: https://investors.gctsemi.com
•	Investor relations contact: Gateway Group, Ralf Esper, GCT@gateway-grp.com
•	Media contact: Sophie Heerinckx, sheerinckx@gctsemi.com

GCT Semiconductor Holding, Inc.
Consolidated Balance Sheets
(unaudited, in thousands, except per share amounts)

	December 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$1,435	$258
Accounts receivable, net	5,740	4,920
Inventory	2,977	1,486
Contract assets	5,107	3,439
Prepaid expenses and other current assets	2,332	2,906
Total current assets	17,591	13,009
Property and equipment, net	869	772
Operating lease right-of-use assets	849	1,521
Intangibles, net	65	245
Other assets	523	881
Total assets	$19,897	$16,428
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$1,031	$17,814
Contract liabilities	48	48
Accrued and other current liabilities	21,205	23,956
Common stock forward liability	315	—
Borrowings	37,626	44,509
Convertible promissory notes, current	—	27,794
Operating lease liabilities, current	697	680
Total current liabilities	60,922	114,801
Convertible promissory notes, net of current	4,947	6,239
Net defined benefit liabilities	7,055	7,689
Long-term operating lease liabilities	177	850
Income taxes payable	2,076	2,178
Warrant liabilities	3,750	—
Other liabilities	285	108
Total liabilities	79,212	131,865
Commitments and contingencies
Stockholders’ deficit:
Preferred stock, par value $0.0001 per share; 40,000 and 82,352 shares authorized as of December 31, 2024 and December 31, 2023, respectively; no shares issued and outstanding as of December 31, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001 per share; 400,000 and 200,000 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 47,987 and 24,166 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively(1)	5	3
Additional paid-in capital(1)	501,195	435,752
Accumulated other comprehensive income (loss)	1,518	(1,538)
Accumulated deficit	(562,033)	(549,654)
Total stockholders’ deficit	(59,315)	(115,437)
Total liabilities and stockholders’ deficit	$19,897	$16,428
_______________________________________
(1)
Amounts as of December 31, 2023 differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (as defined in the Notes to the Consolidated Financial Statements.)

GCT Semiconductor Holding, Inc.
Consolidated Statements of Operations
(unaudited, in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Net revenues:
Product	$4,771	$10,968
Service	4,357	5,060
Total net revenues	9,128	16,028
Cost of net revenues:
Product	2,523	7,343
Service	1,529	1,951
Total cost of net revenues	4,052	9,294
Gross profit	5,076	6,734
Operating expenses:
Research and development	17,329	10,712
Sales and marketing	3,920	3,188
General and administrative	10,798	7,392
Gain on extinguishment of liability	(14,636)	—
Loss on impairment of long-lived assets	787	—
Total operating expenses	18,198	21,292
Loss from operations	(13,122)	(14,558)
Interest expense	(3,867)	(6,246)
Gain on foreign currency transactions, net	4,690	266
Change in fair value of common stock warrant liabilities	2,208	—
Change in fair value of convertible promissory notes	(1,470)	(1,428)
Loss from initial recognition of common stock forward liability	(586)	—
Other income, net	213	38
Loss before provision for income taxes	(11,934)	(21,928)
Provision for income taxes	445	541
Net loss	$(12,379)	$(22,469)
Net loss per common share(1):
Basic and diluted	$(0.30)	$(0.94)
Weighted average common shares outstanding(1):
Basic and diluted	40,630	23,991
_______________________________________
(1)
Amounts for the year ended December 31, 2023 and before that date differ from those in prior year consolidated financial statements as they were retrospectively adjusted as a result of the accounting for the Business Combination (as defined in the Notes to the Consolidated Financial Statements).